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Fingerhut Receivables, Inc.                                    Fingerhut Master Trust                            Monthly Report
Certificateholder's Statement                                      Series 1994-1                                         Apr-97
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Section 5.2                                        Class A         Class B         Class C          Class D          Total
(i)   Certificate Amount                       477,266,666.67   92,050,000.00   92,050,000.00   122,728,000.00   784,094,666.67
(ii)  Certificate Principal Distributed         59,658,333.33            0.00            0.00                     59,658,333.33
(iii) Certificate Interest Distributed           2,301,983.08      466,226.86      495,887.41                      3,264,097.35
Total Distribution per $1,000 Certificate (Original Class A Certificate Amount = $715,900,000.00)
Certificate Principal Distributed per $1,000       83.3333333       0.0000000       0.0000000
Certificate Interest Distributed per $1,000         3.2155093       5.0649306       5.3871527
(iv) Principal Collections                      53,273,442.40    6,849,867.81    6,849,867.81     9,132,760.21    76,105,938.23
(v)  Imputed Yield Collections                  13,013,492.64    2,281,947.29    2,281,947.29     3,027,004.67    20,604,391.89
     Recoveries                                  1,660,910.38      320,338.32      320,338.32       427,045.26     2,728,632.28
     Interest Earned on Prefunded Accounts               0.00            0.00            0.00             0.00             0.00
     Total Imputed Yield Collections            14,674,403.02    2,602,285.61    2,602,285.61     3,454,049.93    23,333,024.17
	       Total Collections                       67,947,845.42    9,452,153.42    9,452,153.42    12,586,810.14    99,438,962.40
(vi) Aggregate Amount of Principal Receivables                                                                 1,251,235,356.32
     Invested Amount (End of Month)            477,266,666.67   92,050,000.00   92,050,000.00   122,728,000.00   784,094,666.67
     Floating Allocation Percentage               38.1436365%      7.3567295%      7.3567295%       9.8085464%      62.6656418%
     Invested Amount (Beginning of Month)      536,925,000.00   92,050,000.00   92,050,000.00   122,728,000.00   843,753,000.00
     Average Daily Invested Amount                                                                               832,576,894.35
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                            76.95%    1,283,881,665.02
       30 Days to 59 Days                                                  6.57%      109,586,537.73
       60 Days to 89 Days                                                  3.35%       55,836,946.59
       90 Days and Over                                                   13.13%      219,008,659.09
		 Total Receivables                                              100.00%    1,668,313,808.43
(viii) Aggregate Investor Default Amount                                               13,612,567.57
       As a % of Average Daily Invested Amount
       (Annualized based on 365 days/year)                                                    21.31%
(ix)  Certificate Charge-Offs
      Class A                                                                                   0.00
      Class B                                                                                   0.00
      Class C                                                                                   0.00
      Class D                                                                                   0.00
	Total Certificate Charge-Offs                                                                  0.00
(x)   Servicing Fee
      Class A                                                                             894,874.96
      Class B                                                                             153,416.76
      Class C                                                                             153,416.76
      Class D                                                                             204,546.72
	Total Servicing Fee                                                                    1,406,255.20
(xi)  Pool Factor
      Class A                                                                              0.5833333
      Class B                                                                              1.0000000
      Class C                                                                              1.0000000
(xii) Reallocated Principal Collections
      Class B                                                                                   0.00
      Class C                                                                                   0.00
      Class D
      ** Everything was reimbursed by the end of the fiscal month.                      2,650,270.62
(xiii) Excess Funding Account Balance                                                           0.00
       Prefunding Account Balance                                                               0.00
(xiv) Class C Trigger Event Occurrence                                                          None
      Class C Reserve Amount                                                                     N/A
Average Net Portfolio Yield                                                                 15.2194%
Minimum Base Rate                                                                            8.1152%
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